Calculation of Filing Fee Tables
S-1
Fast Finance Pay Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of Common Stock underlying the Representative Warrants	Other	39,375	$ 4.00	$ 157,500.00	0.0001381	$ 21.75
Fees Previously Paid	2	Equity	Shares of Common Stock underlying the Representative Warrants	Other	262,500	$ 4.00	$ 1,050,000.00		$ 145.01
Fees Previously Paid	3	Equity	Common Stock	457(a)	4,312,500	$ 4.00	$ 17,250,000.00		$ 2,382.22
Fees Previously Paid	4	Equity	Common Stock	457(a)	10,000	$ 4.00	$ 40,000.00		$ 5.52
Fees Previously Paid	5	Equity	Representative Warrants	Other	301,875	$ 0.00	$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 18,497,500.00		$ 2,554.50
			Total Fees Previously Paid:						$ 2,532.75
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 21.75
Offering Note
[1]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated pursuant to Rule 457(g).

[2]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated pursuant to Rule 457(g).

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Includes 562,500 shares of common stock which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[4]	This Registration Statement also covers the resale by selling stockholders of the Registrant of up to 10,000 shares of common stock previously issued to the selling stockholders. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[5]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date